EXHIBIT 99.1

1Q19 Estimated Earnings Impacts

To consolidate and supplement previous public disclosures regarding market and other factors affecting 1Q 2019 earnings, we are providing the following summary of certain factors management believes will impact 1Q 2019 earnings relative to 4Q 2018 earnings. The factors below include information the Corporation has previously disclosed.  This list is not meant to be an exclusive list of all changes between 4Q 2018 earnings and 1Q 2019 earnings or to provide an estimate of 1Q 2019 earnings for the Corporation.

$ billions	Upstream	Downstream	Chemical	Corp & Fin	Total
4Q18 earnings, U.S. GAAP	3.3	2.7	0.7	(0.8)	6.0

Estimated impacts of previously disclosed, quantified items
Absence of 4Q18 Germany and Italy asset sales[1]		(0.9)
Absence of 4Q18 non-U.S. tax item[1]		(0.1)	(0.2)

Estimated impacts of previously disclosed factors
North American crude differential Downstream benefit 4Q18 vs. 4Q17[2]		(1.3)
1Q19: Narrowed North American differentials, 1Q19 levels similar to 4Q17
Derivative impact; 4Q18 Corporate before-tax gain of $460 million, 2018 absolute		(0.6)
Corporate quarterly average before-tax gain or loss was $230 million[2]
1Q19: Downstream derivative before-tax gain or loss is generally inversely correlated with change in oil price; falling crude prices during 4Q18, rising crude prices during 1Q19

Other notable 1Q19 considerations

Upstream volumes consistent with fourth quarter1

Impact of gas price fluctuations3; Henry Hub down ~$0.50/mbtu relative to 4Q18

Lower Downstream industry refining margins1

Downstream scheduled maintenance similar to 4Q181

Supply length continues to impact Chemical margins1

Corporate and financing expenses expected to be $700 - $900 million1

No significant asset sales expected1

1 See pages 14 and 26 of the fourth quarter 2018 earnings webcast presentation materials

2 See page 87 of the 2018 form 10-K, page 14 of the 3Q 2018 form 10-Q, page 23 of the March 25, 2019 8-K filing. Derivative impact means realized and unrealized gains/(losses) on derivative instruments on a before-tax basis as included in the Consolidated Statement of Income.

3 See page 56 of the 2018 form 10-K; annual impact of gas price fluctuations estimated at $165 million after-tax effect to Upstream earnings for $0.10 per thousand cubic feet change in worldwide average gas realization

This information is only intended to provide additional information regarding current estimates of certain factors management believes will likely affect earnings for 1Q 2019 relative to 4Q 2018 to assist investors, analysts and others in formulating their own estimates.  It is not intended to be a comprehensive presentation of all factors that will affect the Corporation’s sequential earnings or to provide an estimate of the Corporation’s 1Q 2019 earnings.  Actual earnings and the impact of factors identified here may vary depending on the impact of other factors not identified here and are subject to finalization of the Corporation’s financial reporting process for the first quarter.

Outlooks, estimates, projections and other statements of future financial impacts of certain factors as provided in this publication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Actual future impacts of these certain factors for 1Q 2019 may vary from our estimates for a number of reasons, including additional unidentified events impacting these factors, such as: final sales volume and final sales mix numbers; final maintenance costs; final production growth and mix; final financing costs; the resolution of any contingencies and uncertain tax positions; final environmental and capital expenditures; final price impacts; determinations of the final outcomes of contractual terms during the quarter, the outcome of commercial negotiations related to the quarter; resolution of trading and derivative positions for the quarter; the impact of fiscal and commercial terms applicable to the quarter; regional differences for the product demand; regional pricing differentials; changes in regulatory policies and any associated liabilities; updates or corrections of any estimate used herein; and other factors impacting market conditions in the oil, natural gas and petrochemical industries.  Furthermore, additional factors may exist that will be relevant to 1Q 2019 earnings that are not currently known or fully understood.  All forward-looking statements and the assumptions in this publication speak only as of the date hereof.  We do not assume or undertake any obligation to update these forward-looking statements or assumptions as of any future date.  Any future update or expansion of the forward-looking statements in this publication will be provided only through a public disclosure indicating that fact.